UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2009

ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue
Hackensack, NJ	07601

(Address of principal executive offices)	(Zip Code)

(201) 651-5140
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

ReGen Biologics, Inc. (OTC: RGBO) (the “Registrant”) closed a private placement of its common stock pursuant to a Subscription Agreement, dated January 16, 2009 (the “Subscription Agreement”), among the Registrant and several investors named therein.  Under the terms of the Subscription Agreement, the Registrant sold approximately 2,015,000 shares of its common stock at $3.50 per share, for gross proceeds of approximately $7.05 million.  The investors in this offering have certain terminable anti-dilution rights if the Registrant consummates a subsequent financing below $3.20 per share of common stock.  In connection with the offering, each investor received a number of warrants equal to 15% of the number of shares of common stock that investor purchased in the offering, with the warrants having a 5-year term and an exercise price of $1.20 per share.  The Registrant has agreed to register the common stock sold in the private placement as well as the common stock issuable upon exercise of the warrants on a registration statement to be filed with the Securities and Exchange Commission.

This offering effectively terminated all rights of first offer held by those investors party to that certain Subscription Agreement, dated July 24, 2008.

The investors party to the Subscription Agreement for this offering converted an aggregate of approximately $3 million of the Registrant’s unsecured convertible notes held by such investors, which were purchased pursuant to those Subscription Agreements, dated July 24, 2008 and December 4, 2008, into approximately 989,000 shares of the Registrant’s common stock in accordance with the terms of such notes.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference. The issuance of the common stock and the warrants was not registered, in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, because both were only offered to accredited investors.

Item 7.01. Regulation FD Disclosure.

On January 21, 2009, the Registrant issued a press release relating to the private placement, which release is attached hereto as Exhibit 99.1. The press release is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements And Exhibits.

(d) Exhibits

10.1	Form of Subscription Agreement by and among ReGen Biologics, Inc. and the Investors named therein, dated as of January 16, 2009.

10.2	Form of Warrant Certificate of ReGen Biologics, Inc., dated January 16, 2009.

99.1	Press Release of ReGen Biologics, Inc., dated January 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.

By:	/s/ Brion D. Umidi
Name:	Brion D. Umidi
Title:	Senior Vice President and Chief Financial Officer

Dated: January 21, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Subscription Agreement by and among ReGen Biologics, Inc. and the Investors named therein, dated as of January 16, 2009.
10.2	Form of Warrant Certificate of ReGen Biologics, Inc., dated January 16, 2009.
99.1	Press Release of ReGen Biologics, Inc., dated January 21, 2009.